AMENDMENT TO SERVICE AGREEMENT

AMENDMENT made as of this 20th day of April, 2011 to the Service Agreement dated July 1, 2009, by and between the trusts listed in Appendix A, on behalf of themselves and each of their funds, John Hancock Investment Management Services, LLC and John Hancock Advisers, LLC (the “Agreement”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGES IN APPENDIX A

Appendix A of the Agreement is hereby amended, in accordance with Section 6 of the Agreement, to add the following series, as shown in Appendix A hereto:

John Hancock Hedged Equity & Income Fund

2.	EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:
	Name:	Jeffrey H. Long
	Title:	Chief Financial Officer

JOHN HANCOCK ADVISERS, LLC

By:
	Name:	Jeffrey H. Long
	Title:	Chief Financial Officer

By all the Trusts listed in Appendix A

By:
	Name:	Keith F. Hartstein
	Title:	President and Chief Executive Officer

APPENDIX A

John Hancock Bond Trust

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock Current Interest

John Hancock Money Market Fund

John Hancock Funds III

John Hancock Classic Value Mega Cap Fund

John Hancock Core High Yield Fund

John Hancock Disciplined Value Fund

John Hancock Global Shareholder Yield Fund

John Hancock International Allocation Portfolio

John Hancock International Core Fund

John Hancock International Growth Fund

John Hancock International Value Equity Fund

John Hancock Leveraged Companies Fund

John Hancock Rainier Growth Fund

John Hancock Small Cap Opportunities Fund

John Hancock Small Company Fund

John Hancock U.S. Core Fund

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investment Trust

John Hancock Balanced Fund

John Hancock Global Opportunities Fund

John Hancock Small Cap Intrinsic Value Fund

John Hancock Sovereign Investors Fund

John Hancock Investment Trust II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

John Hancock Investors Trust

John Hancock Municipal Securities Trust

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

A-1

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Series Trust

John Hancock Mid Cap Equity Fund

John Hancock Sovereign Bond

John Hancock Bond Fund

John Hancock Strategic Series

John Hancock Strategic Income Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

John Hancock Tax-Exempt Series Fund

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

A-2